February 25, 2021 2020 Fourth Quarter Results Earnings Presentation

2 Presenters Jonathan Levin President Stacie Selinger Head of Investor Relations Pamela Bentley Chief Financial Officer Michael Sacks Chairman and Chief Executive Officer

Business Update

4 2020 Results $ million December 31, 2020 % QoQ Change % YoY Change AUM $ 61,943 6% 7 % FPAUM 51,969 4% 4 % CNYFPAUM 7,057 6% 37% $ million unless otherwise noted Quarter Ended December 31, 2020 % QoQ Change Year Ended December 31, 2020 % YoY Change GAAP Results GAAP Revenue $ 155.5 53% $ 430.0 3 % GAAP net income attributable to GCM Grosvenor Inc. 7.5 N/A 7.5 N/A Non-GAAP Results Adjusted Revenue1 153.0 54% 421.6 3 % Net fees attributable to GCM Grosvenor 120.0 41% 359.1 0 % Adjusted Fee Related Earnings 26.8 5% 95.1 8 % Adjusted EBITDA 67.9 102% 147.0 18 % Adjusted net income2 46.1 125% 91.0 26% 1. Excludes fund reimbursement revenue of $2.4 million for the quarter ended December 31, 2020 and $8.4 million for the year ended December 31, 2020. 2. Reflects a 25% blended statutory effective tax rate applied to pre-tax adjusted net income for all periods presented.

5 Business Highlights Strong Fundraising and Performance Leads to Q4 Results and Increased Earnings Power and Embedded Growth • Strong fourth quarter and 2020 led to significant earnings growth ◦ Adjusted FRE of $95.1 million for the year ended December 31, 2020, an increase of 8% year-over-year, and Adjusted Net Income of $91.0 million for the year ended December 31, 2020, an increase of 26% year-over-year • Strong fundraising of $7.0 billion of capital raised in 2020 and investment performance resulted in total AUM of $61.9 billion as of December 31, 2020, a 7% increase year over year • Continued strong fundraising environment carry over into 2021 • $7.1 billion of CNYFPAUM as of December 31, 2020, which represents approximately $34.3 million of embedded incremental management fees scheduled and anticipated to turn on over the next ~3 years Significant Improvement in Absolute Return Strategies • $52.7 million of realized annual performance fees were more than triple $14.9 million accrued and unrealized as of September 30, 2020 • Experienced improvement in capital flows across Absolute Return Strategies in Q4 2020 ◦ Expect modest net subscriptions for Absolute Return Strategies in the first quarter of 2021 Key Business Drivers • GCM Grosvenor is listed on the NASDAQ exchange under the ticker GCMG as of November 18, 2020 • Dividend policy ◦ GCM Grosvenor's Board of Directors approved a $0.06 per share dividend payable on March 15, 2021 to shareholders on record March 1, 2021 ◦ On February 23, 2021 GCM Grosvenor's Board of Directors approved a $0.08 per share dividend payable in the second quarter of 2021 payable on June 15, 2021 to shareholders on record June 1, 2021 • Repaid $50 million of term loan, repriced and extended maturity of term loan and revolver in February 2021 ◦ Reduced pricing to L+250, extended maturity by three years Corporate

6 Continued Profitability Growth1 Year-over-yearQuarter-over-quarter 5% 18% 26% 102% 125% Adjusted FRE Adjusted EBITDA Adjusted Net Income 25.6 26.8 Q3 20 Q4 20 $ million 88.1 95.1 2019 2020 124.8 147.0 2019 2020 20.5 46.1 Q3 20 Q4 20 72.4 91.0 2019 2020 33.6 67.9 Q3 20 Q4 20 1. Non-GAAP financial measures; see Appendix for a reconciliation to the most directly comparable GAAP measure. 8%

76.1 77.2 38.6 38.4 37.5 38.8 Private Markets Absolute Return Strategies Q3 20 Q4 20 99.6 153.0 Q3 20 Q4 20 21.8 73.6 Q3 20 Q4 20 7 Adjusted Revenue Year-over-year Adjusted Revenue1 Quarter-over-quarter 1% 1. Excludes fund reimbursement revenue of $2.2 million for the quarter ended September 30, 2020, $2.4 million for the quarter ended December 31, 2020, $6.7 million for the year ended December 31, 2019 and $8.4 million for the year ended December 31, 2020. (5)% $ million 318.0 302.3 151.0 150.0 167.0 152.3 Private Markets Absolute Return Strategies 2019 2020 84.2 111.7 2019 2020 Incentive Fees 238% 33% 3% Management Fees1 409.7 421.6 2019 2020 54%

Scheduled Ramp-in $3.1 1.3 1.3 0.5 2021 2022 2023+ $51.2 $55.3 $59.0 24.0 23.6 24.1 24.9 26.5 27.8 2.3 5.2 7.1 2018 2019 2020 Absolute return strategies FPAUM Private markets FPAUM CNYFPAUM FPAUM and CNYFPAUM ($bn) Increased Earnings Power From Growing AUM 1. Includes mark to market, insider capital and non fee-paying AUM. 8 7% ‘18–’20E CAGR Estimated incremental management fees from 2020 CNYFPAUM: $34 million Total AUM1 $61.9 7%$53.8 $57.7 CNYFPAUM Invested Capital $4.0

$21.1 $39.2 2017 Run rate 9 86% Incentive Fee Earnings Power Gross Unrealized Carried Interest2 16% Unrealized carry by age < 5 years 22% 5-8 years 27% 8-12 years 27% > 12 years 24% $339m $395m 106 116 Gross unrealized carried interest Programs in unrealized carry Q3 20 Q4 20 Run rate annual performance fees1 ($mm) 1. The run rate on annual performance fees reflect a 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies. 2. Represents consolidated view, excluding all NCI and compensation related awards; unrealized carry age is calculated assuming a FYE look back date of December 31, 2020.

Significant Embedded Growth and Strong Business Momentum ~$34mm $7.1 billion of Contracted but not yet Fee Paying AUM as of December 31, 2020 Incremental run rate carry earnings from contracted funds and growth in AUM eligible for annual performance fees, increasing run-rate incentive fee potential Management fee growth Incentive fee growth 10 Significant upside opportunity from carried interest in 6 specialized funds ~$68mm Incremental revenue from approximately $7.5 billion of 6 specialized funds planned to be raised between 2021–2023 Visible pipeline of re-up opportunities Significant upside opportunity from carried interest in re-ups ~$102mm total management fee growth

Q4 and 2020 Fundraising Summary 11 $ billion 1.7 1.8 1.4 2.1 0.7 0.3 0.1 0.4 1.0 1.5 1.3 1.7 Private Markets Absolute Return Q1 2020 Q2 2020 Q3 2020 Q4 2020 $7Bn of new capital raised in 2020

Financial Results

GAAP Statements of Income (unaudited)

$000, except per share amounts	Three Months Ended Dec 31, 2019	Sept 30, 2020	Dec 31, 2020	QoQ % Change	Twelve Months Ended Dec 31, 2019	Dec 31, 2020	YoY % Change
Revenues							
Management fees	$ 81,008	78,269 $	79,639	2 % $	324,716 $	310,745	(4)%
Incentive fees	18,346	21,774	73,602	238 %	84,165	111,650	33 %
Other operating income	1,942	1,703	2,247	32 %	7,513	7,586	1 %
Total operating revenues	101,296	101,746	155,488	53 %	416,394	429,981	3 %
Expenses							
Employee compensation and benefits	68,483	75,315	202,006	168 %	242,967	388,465	60 %
General, administrative and other	23,821	17,263	24,273	41 %	88,458	82,374	(7)%
Total operating expenses	92,304	92,578	226,279	144 %	331,425	470,839	42 %
Operating income (loss)	8,992	9,168	(70,791)	(872)%	84,969	(40,858)	(148)%
Investment income	1,451	7,902	9,042	14 %	7,521	10,742	43 %
Interest expense	(6,613)	(5,807)	(5,931)	2 %	(25,680)	(23,446)	(9)%
Other income (expense)	3,121	446	1,075	141 %	(4,494)	(9,562)	113 %
Net other income (expense)	(2,041)	2,541	4,186	65 %	(22,653)	(22,266)	(2)%
Income (loss) before income taxes	6,951	11,709	(66,605)	(669)%	62,316	(63,124)	(201)%
Income taxes	675	541	2,796	417 %	2,318	4,506	94 %
Net income (loss)	6,276	11,168	(69,401)	(721)%	59,998	(67,630)	(213)%
Less: Net income attributable to redeemable noncontrolling interest	—	3,322	8,469	155 %	—	14,069	NM
Less: Net income attributable to noncontrolling interests in subsidiaries	929	6,520	7,744	19 %	13,221	11,617	(12)%
Less: Net income (loss) attributable to noncontrolling interests in GCMH	5,347	1,326	(93,121)	(7123)%	46,777	(100,823)	(316)%
Net income attributable to GCM Grosvenor Inc.	$ — $	— $	7,507	NM $	— $	7,507	NM
Earnings (loss) per share of Class A common stock [1]:							
Basic	—	—	0.19	— %	— $	0.19	— %
Diluted	—	—	(0.50)	— %	— $	(0.50)	— %
Weighted average shares of Class A common stock outstanding [1]:							
Basic	—	—	39,985	— %	—	39,985	— %
Diluted	—	—	184,220	— %	—	184,220	— %

1. Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from November 17, 2020 through December 31, 2020, the period following reorganization.

GCM GROSVENOR 13

Summary of Non-GAAP Financial Measures[1]

$000	Three Months Ended Dec 31, 2019	Three Months Ended Sept 30, 2020	Three Months Ended Dec 31, 2020	QoQ % Change	Twelve Months Ended Dec 31, 2019	Twelve Months Ended Dec 31, 2020	YoY % Change
Adjusted EBITDA							
Management fees, net[2]	$ 77,968	$ 76,105	$ 77,197	1 %	$ 318,008	$ 302,338	(5)%
Administrative fees and other operating income	1,942	1,702	2,248	32 %	7,513	7,586	1 %
Less:							
Cash-based employee compensation and benefits[3]	(44,111)	(40,133)	(43,055)	7 %	(169,862)	(165,829)	(2)%
General, administrative and other, net[2]	(20,782)	(15,100)	(21,832)	45 %	(81,749)	(73,968)	(10)%
Plus:							
Amortization of intangibles	1,934	1,876	1,876	— %	7,794	7,504	(4)%
Non-core items[4]	1,655	1,174	10,342	781 %	6,390	17,438	173 %
Fee Related Earnings	**18,606**	**25,624**	**26,776**	**5 %**	**88,094**	**95,069**	**8 %**
Fee Related Earnings Margin	***23%***	***33 %***	***34 %***		***27 %***	***31 %***	
Incentive fees:							
Performance fees	10,407	884	51,105	5681 %	14,413	52,726	266 %
Carried interest	7,939	20,890	22,497	8 %	69,752	58,924	(16)%
Incentive fee related compensation and NCI:							
Incentive fee related compensation	—	—	(11,454)	NM	—	(11,454)	NM
Carried interest compensation	(6,318)	(12,155)	(13,795)	13 %	(39,560)	(34,970)	(12)%
Carried interest attributable to noncontrolling interests	(1,077)	(2,219)	(7,764)	250 %	(11,344)	(16,089)	42 %
Interest income	284	19	10	(47)%	1,064	377	(65)%
Other (income) expense	28	50	(36)	(172)%	(142)	147	(204)%
Depreciation	670	540	542	— %	2,544	2,314	(9)%
Adjusted EBITDA	**30,539**	**33,633**	**67,881**	**102 %**	**124,821**	**147,044**	**18 %**
Adjusted EBITDA Margin	***31%***	***34 %***	***44 %***		***30 %***	***35 %***	
Adjusted Net Income per Share							
Adjusted EBITDA	**30,539**	**33,633**	**67,881**	**102 %**	**124,821**	**147,044**	**18 %**
Depreciation	(670)	(540)	(542)	— %	(2,544)	(2,314)	(9)%
Interest expense	(6,613)	(5,807)	(5,931)	2 %	(25,680)	(23,446)	(9)%
Adjusted Pre-tax Net Income	**23,256**	**27,286**	**61,408**	**125 %**	**96,597**	**121,284**	**26 %**
Adjusted income taxes[5]	(5,811)	(6,822)	(15,351)	125 %	(24,149)	(30,321)	26 %
Adjusted Net Income	**17,445**	**20,464**	**46,057**	**125 %**	**72,448**	**90,963**	**26 %**
Adjusted shares outstanding (000)[6]	185,117	185,117	185,117		185,117	185,117	
Adjusted Net Income per Share	**$ 0.09**	**$ 0.11**	**$ 0.25**	**125 %**	**$ 0.39**	**$ 0.49**	**26 %**

1. Adjusted EBITDA and ANI per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric.
2. Excludes fund reimbursement revenue of $3.0 million for the quarter ended December 31, 2019, $2.2 million for the quarter ended September 30, 2020, $2.4 million for the quarter ended December 31, 2020, $6.7 million for the year ended December 31, 2019 and $8.4 million for the year ended December 31, 2020
3. Excludes incentive fee related compensation.
4. Includes transaction related costs ($0.8 million for the quarter ended December 31, 2019, $0.3 million for the quarter ended September 30, 2020, $5.6 million for the quarter ended December 31, 2020, $0.8 million for the year ended December 31, 2019 and $9.3 million for the years ended December 31, 2020), severance expense ($0.2 million for the quarter ended December 31, 2019, $0.8 million for the quarter ended September 30, 2020, $4.6 million for the quarter ended December 31, 2020, $4.6 million for the year ended December 31, 2019 and $7.6 million for the year ended December 31, 2020) and other non-core operating expenses.
5. Represents corporate income taxes at a blended statutory rate of 25.0% applied to pre-tax adjusted net income for all periods presented. The 25.0% is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0%. As we were not subject to U.S. federal and state income taxes prior to the transaction, the blended statutory rate of 25.0% has been applied to all periods presented for comparability purposes.
6. As Class A common stock did not exist prior to the Transaction, the computation of ANI per share assumes the same number of adjusted shares outstanding for all periods presented for comparability purposes.

GCM GROSVENOR 14

Other Key Items 15 • Received $180 million of net proceeds upon closing of transaction on November 17, 2020 • Repaid $42 million of outstanding revolving credit facility in November 2020 • Repaid $50 million of term loan in February 2021, extended remaining $290 million term loan and $50 million revolving credit facility by 3 years to February 2028 and February 2026 respectively and reduced cost of debt to L+250 • S&P upgraded its rating to BB+ (stable) and Moody's improved its outlook to Ba3 (positive) • In the first quarter of 2021, the board approved an initial transaction award of 4.8 million restricted stock units on March 1, 2021, the majority of which vest in three equal installments starting on March 1, 2021 ◦ The restricted stock units vest 2 million in 2021, 1.4 million in 2022 and 1.4 million in 2023 Key Balance Sheet Items as of 12/31/20 ($mm) 1. Reflects GAAP cash including $32 million of consolidated cash to fund GP investments and $9 million of cash held at consolidated carry plan entities. 2. Pricing of L+275 as of December 31, 2020. 3. Excludes all outstanding letters of credit. 4. Warrants strike at $11.50 and cap at $18.00 per share. Cash and Cash Equivalents1 $ 198 Total Debt2 340 Drawn Revolving Credit Facility ($48.2 million available)3 0 Shares % Management Owned Shares 144.2 78 % Publicly Traded Shares 40.8 22 % Total Shares 185.0 100 % Warrants Outstanding4 23.0 Summary Ownership as of 12/31/20 (mm)

About GCM Grosvenor

Leading Open Architecture Alternative Asset Solutions Provider

Business highlights

- 50-year history
- Capabilities Across all Alternatives
- Leader in Customization
- Flexibility of Investment Implementation
- Culture is a Defensible Asset

Broad and deep investment capabilities



AUM:
$62B[1]
Direct
Primary
Co-invest
Secondary
Absolute Return
Infrastructure
Real Estate
Alternative Credit
Private Equity
General
Regionally Targeted
Other ESG
Labor
Healthcare
Diverse Managers
Clean Energy

Tailored client solutions

% of AUM



Specialized funds
23%
AUM:
$62B[1]
Customized
separate accounts
77%

1. AUM as of December 31, 2020.

GCM GROSVENOR 17

High Degree of Flexibility Drives Client Value Proposition One Firm One Culture Co-Investment Secondary Primary Delivery Formats Investment Strategies 18 Note: AUM as of December 31, 2020; ESG and Alternative Credit investments overlap with investments in other strategies. Direct Absolute Return Strategies $25.2B ESG $12.8B Private Equity $22.8B Real Estate $3.2B Infrastructure $6.0B Alternative Credit $11.4B Customized Separate Accounts $48B Specialized Funds $14B Implementation Methodologies

19 Note: AUM as of December 31, 2020. Management fees for the twelve months ended December 31, 2020. Strong Value Proposition Drives Diversified, Long Tenured Client Base % of AUM 42% 14% 8% 16% 6% 7% 6% 1% 23% 9% 4% Our client base is institutional and stable % of management fees 64% 24% 12% Our client base is diversified % AUM 64% Our client base is global No single client contributes more than 5% of our management fees $62B of AUM across over 500 institutional clients Average relationship of 12 years across our 25 largest clients by AUM 92% of 25 largest clients by AUM have expanded investment relationship in the last 3 years Sovereign Entities Union Pensions Corporate Pensions Financial Institutions Other Institutional High Net Worth/ Family Office Endowments & Foundations 41% 16% 15% 9% 7% 6% 6% 62%24% 9% 4% AmericasAPAC EMEA Rest of world 24% 12% 64% Other Top 1-10 Top 11-20

Illustrative Client Economic Value Proposition: Absolute Return Strategies

Example: $300M Fee Paying; $300M Non-Fee Paying. **Assuming 0% gross return.**

- GCM Grosvenor offers large Absolute Return Strategies clients a 'hybrid model' through which the firm provides advisory services for a non-fee paying client directed portfolio alongside the client's GCM managed fee-paying portfolio
- Under this structure, the client benefits from GCM Grosvenor's fee savings derived as a consequence of our size and scale
- This structure results in a highly advantageous constructive fee

	Fee Paying[1] *$300 million*	**Non-Fee Paying** *$300 million*
Management fee at the GCM Grosvenor portfolio level	*60 bps*	*0 bps*
Fee savings at the underlying fund level	*(50 bps)*[2]	*(50 bps)*[2]
GCM Grosvenor management fee, net of fee savings	*10 bps*	*(50 bps)*

GCM Grosvenor achieves fee savings in portfolios we both manage and advise.

Constructive GCM Grosvenor management fee[3]	*30 bps*
Less fee savings	*(50 bps)*
Constructive GCM Grosvenor management fee, net of fee savings	*(20 bps)*

1 This hypothetical portfolio has an annual performance fee component of 5% over a hurdle (capped at 5%) of 90-day U.S. T-Bill plus 2%.

2 Fee savings is shown for illustrative purposes only, and is not intended to imply that any GCM Grosvenor portfolio will achieve such savings over any period. Fee savings varies by GCM Grosvenor portfolio and our calculation of fee savings is subject to a number of assumptions. Fee savings may be greater at higher rates of return for certain portfolios.

3 Reflects the weighted-average GCM Grosvenor portfolio-level management fee across the fee-paying and non-fee-paying portions reflected above, assuming a 50/50 AUM split between the two. In practice many large institutional clients have greater than 50% of their absolute return programs being managed on a direct basis and consequently the value of a relationship with GCM Grosvenor is greater.

20

21 Illustrative Client Economic Value Proposition: Private Markets Example: $1.0Bn Program – Direct Primary Program vs. Direct Primary + GCM Grosvenor-Managed Co-Investment Program Direct Primary Only Program $1.0 billion Management fee at the underlying fund level 200 bps Management fee at the GCM Grosvenor portfolio level 0 bps Total Management Fees 200 bps Carried interest at the underlying fund level 20% Carried interest at the GCM Grosvenor portfolio level 0% Total Carried Interest 20% 200 bps 0 bps 20% 0% Direct Primaries Program $650 million GCM Grosvenor Managed Co-Investment Program $350 million 0 bps 100 bps 0% 10% 165 bps ~16.5%

ESG and Investing with an Impact are Core Values

A+ rating
From UN Principles of Responsible Investing (PRI)[1]

Approx.
$17 billion
Committed and invested in ESG and Impact

Approx.
$13 billion
Of ESG and Impact AUM

ESG and Impact Investments AUM ($bn)


13% CAGR
$8.9
$9.0
$11.2
$12.8
2017
2018
2019
2020

Diverse Managers	Regionally Targeted	Clean Energy	Labor Impact	Other ESG
Invested / Committed: $7.8bn	**Invested / Committed: $3.5bn**	**Invested / Committed: $3.1bn**	**Invested / Committed: $0.9bn**	**Invested / Committed: $3.4bn**

Note: Total invested/committed and category breakdown includes Absolute Return Strategies data as of December 31, 2020 and Private Markets data as of September 30, 2020; Some investments are counted in more than one ESG category.

1. We received an A+ rating from PRI for our approach to strategy and governance, and an A+ rating for ESG integration in private equity manager selection, approval, and monitoring. For the full GCM Grosvenor PRI Transparency Report and assessment methodology, visit the Principles for Responsible Investment website.

GCM GROSVENOR 22

23 Note: AUM as of December 31, 2020 1. Multi-Strategy Absolute Return Strategies reflects GCMLP Diversified Multi-Strategy Composite. 2. Performance for Private Equity, Infrastructure and Real Estate as of September 30, 2020; “PMEs” are the S&P 500, the MSCI World Infrastructure, and the FTSE Nareit All REITS indices we present for comparison calculated on a Public Market Equivalent basis. We believe these indices are commonly used by private markets investors to evaluate performance. Strong Investment Performance Driven by Proven Investment Process Absolute Return Strategies $25.2bn Private Equity $22.8bn Real Estate $3.2bn Infrastructure $6.0bn 2020 Performance1 Primaries Secondaries Co-Invest/Directs Diverse Managers Inception to Date Performance (Realized and Partially Realized Investments)2 ESG and Impact Strategies 13.7% 15.6% 12.8% 14.7% Gross Net Absolute Return Strategies (Overall) Multi- Strategy Absolute Return Strategies 13.8% 19.9% 22.6% 24.0% 10.8% 21.8% 9.6% 9.4% 15.6% 13.8% 6.5% 12.3% Investment Net IRR PME IRR Primary Fund Investment Secondary Investment Co-Investment / Direct Investment Diverse Managers Infrastructure Real Estate

24 Deep Bench of Talent, Strong Corporate Culture Investment team Client Group Research & Portfolio Mgmt. 138 professionals Operational Due Diligence 16 professionals Risk Management 8 professionals Labor Impact Strategies 8 professionals Client Group 42 professionals Strategy 7 professionals Legal/Compliance 15 professionals HR 16 professionals Marketing 19 professionals Finance 122 professionals Technology 39 professionals Administration 53 professionals Michael Sacks Chairman and Chief Executive Officer Paul Meister Vice Chairman Jonathan Levin President Sandra Hurse Chief Human Resources Officer Francis Idehen Chief Operating Officer Executive management Pamela Bentley Chief Financial Officer Frederick Pollock Chief Investment Officer Stacie Selinger Head of Investor Relations Burke Montgomery General Counsel Eric Levin Chief Technology Officer Culture of compliance – tone at the top Culture of service – we succeed when our clients succeed Culture of excellence – people and performance Culture of diversity, equity and inclusion Strong alignment of interests Support and operational team

Appendix

26 GAAP Balance Sheets (unaudited) $000 Dec 31, 2019 Dec 31, 2020 Assets Cash and cash equivalents $ 79,866 $ 198,146 Management fees receivable 13,896 14,524 Incentive fees receivable 20,771 69,424 Due from related parties 10,226 11,326 Investments 159,358 166,273 Premises and equipment, net 8,871 7,870 Intangible assets, net 16,092 8,588 Goodwill 28,959 28,959 Deferred tax assets, net 126 73,766 Other assets 34,991 53,015 Total assets 373,156 631,891 Liabilities and Equity (Deficit) Accrued compensation and benefits 63,668 74,681 Employee related obligations 22,614 25,274 Debt 448,500 335,155 Payable to related parties pursuant to the tax receivable agreement — 60,131 Accrued expenses and other liabilities 52,204 60,926 Total liabilities 586,986 556,167 Commitments and contingencies Redeemable noncontrolling interest — 115,121 Partners' deficit (308,373) — Preferred stock, $0.0001 par value, 100,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2020 — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 40,835,093 issued and outstanding as of December 31, 2020 — 4 Class B common stock, $0.0001 par value, 500,000,000 authorized; 0 shares issued and outstanding as of December 31, 2020 — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 144,235,246 issued and outstanding as of December 31, 2020 — 14 Additional paid-in capital — 2,298 Accumulated other comprehensive loss (6,854) (2,233) Retained earnings — (20,098) Member’s deficit - GCM, L.L.C. (66) — Total GCM Grosvenor Inc. deficit / partners’ and member’s deficit (315,293) (20,015) Noncontrolling interests in subsidiaries 101,463 94,013 Noncontrolling interests in GCMH — (113,395) Total deficit (213,830) (39,397) Total liabilities and equity (deficit) $ 373,156 $ 631,891

27 Reconciliation to Non-GAAP Metrics Three Months Ended Twelve Months Ended $000 Dec 31, 2019 Sept 30, 2020 Dec 31, 2020 Dec 31, 2019 Dec 31, 2020 Net incentive fees attributable to GCM Grosvenor Incentive fees $ 18,346 $ 21,774 $ 73,602 $ 84,165 $ 111,650 Less: Incentive fee related compensation (6,318) (12,155) (25,249) (39,560) (46,424) Carried interest expense attributable to redeemable noncontrolling interests holder — 369 (4,451) — (7,751) Carried interest attributable to other noncontrolling interests holders, net (1,077) (2,588) (3,313) (11,344) (8,338) Net incentive fees attributable to GCM Grosvenor 10,951 7,400 40,589 33,261 49,137 Net fees attributable to GCM Grosvenor Total operating revenues 101,296 101,746 155,488 416,394 429,981 Less: Fund expense reimbursement revenue (3,041) (2,164) (2,441) (6,708) (8,406) Incentive fee related compensation (6,318) (12,155) (25,249) (39,560) (46,424) Carried interest expense attributable to redeemable noncontrolling interests holder — 369 (4,451) — (7,751) Carried interest attributable to other noncontrolling interests holders, net (1,077) (2,588) (3,313) (11,344) (8,338) Net fees attributable to GCM Grosvenor 90,860 $ 85,208 120,034 358,782 359,062

Reconciliation to Non-GAAP Metrics

$000	Three Months Ended Dec 31, 2019	Three Months Ended Sept 30, 2020	Three Months Ended Dec 31, 2020	Twelve Months Ended Dec 31, 2019	Twelve Months Ended Dec 31, 2020
Adjusted pre-tax income & Adjusted net income					
Net income attributable to GCM Grosvenor Inc.	$ —	$ —	$ **7,507**	$ —	$ **7,507**
Plus:					
Net income (loss) attributable to GCMH	5,347	1,326	(93,121)	46,777	(100,823)
Income taxes	675	541	2,796	2,318	4,506
Change in fair value of derivatives	(2,808)	(378)	(1,101)	5,417	8,572
Amortization expense	1,934	1,876	1,876	7,794	7,504
Severance and other non-core compensation	1,906	2,261	5,802	9,585	12,580
Transaction expenses[1]	770	274	5,572	770	9,346
Loss on extinguishment of debt	—	—	—	—	1,514
Partnership interest-based compensation	17,153	21,605	133,977	30,233	172,358
Less:					
Investment income, net of noncontrolling interests	(1,477)	(506)	(421)	(5,579)	(1,070)
Net compensation expense associated with deferred revenue carry	(244)	287	(1,479)	(718)	(710)
Adjusted pre-tax income	**23,256**	**27,286**	**61,408**	**96,597**	**121,284**
Less:					
Income taxes[2]	(5,811)	(6,822)	(15,351)	(24,149)	(30,321)
Adjusted net income	$ **17,445**	$ **20,464**	$ **46,057**	$ **72,448**	$ **90,963**

1. Represents expenses incurred in 2019 related to the Mosaic transaction. 2020 expenses relate to the Mosaic transaction, the public offering and other non-core Transaction related expenses.
2. Represents corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all prior periods presented for comparability purposes.

GCM GROSVENOR 28

29 Reconciliation to Non-GAAP Metrics Three Months Ended Twelve Months Ended $000 Dec 31, 2019 Sept 30, 2020 Dec 31, 2020 Dec 31, 2019 Dec 31, 2020 Adjusted EBITDA Adjusted net income $ 17,445 $ 20,464 $ 46,057 $ 72,448 $ 90,963 Plus: Income taxes 1 5,811 6,822 15,351 24,149 30,321 Depreciation expense 670 540 542 2,544 2,314 Interest expense 6,613 5,807 5,931 25,680 23,446 Adjusted EBITDA 30,539 33,633 67,881 124,821 147,044 Adjusted Fee Related Earnings Adjusted EBITDA 30,539 33,633 67,881 124,821 147,044 Less: Incentive fees (18,346) (21,774) (73,602) (84,165) (111,650) Depreciation expense (670) (540) (542) (2,544) (2,314) Other non-operating income/(expense) (312) (69) 26 (922) (524) Plus: Incentive fee related compensation 6,318 12,155 25,249 39,560 46,424 Carried interest expense attributable to redeemable noncontrolling interests holder — (369) 4,451 — 7,751 Carried interest attributable to other noncontrolling interests holders, net 1,077 2,588 3,313 11,344 8,338 Adjusted Fee Related Earnings $ 18,606 $ 25,624 26,776 88,094 95,069 1. Represents corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all prior periods presented for comparability purposes.

30 Reconciliation to adjusted net income per share Three Months Ended Twelve Months Ended $000, except per share amounts Dec 31, 2019 Dec 31, 2020 Dec 31, 2019 Dec 31, 2020 Adjusted net income $ 17,445 $ 46,057 $ 72,448 $ 90,963 Weighted-average shares of Class A common stock outstanding - basic (1) 39,985 39,985 39,985 39,985 Exchange of partnership units (2) 144,235 144,235 144,235 144,235 Weighted-average shares of Class A common stock outstanding - diluted (1) 184,220 184,220 184,220 184,220 Effect of dilutive warrants (3) 897 897 897 897 Adjusted shares - diluted 185,117 185,117 185,117 185,117 Adjusted net income per share - diluted $ 0.09 0.25 $ 0.39 $ 0.49 (1) As Class A common stock did not exist prior to the Transaction, the computation of ANI per share (i.e., non-GAAP EPS) assumes the same number of adjusted shares outstanding for all periods presented for comparability purposes. (2) Assumes the full exchange of partnership units in LLLP for Class A common stock of GCM Grosvenor Inc. pursuant to the exchange agreement. (3) Warrants were determined to be antidilutive for GAAP diluted EPS purposes.

31 Quarterly and Annual Growth in FPAUM and AUM $mm Private Markets Strategies Absolute Return Strategies Total FPAUM Contracted Not Yet FPAUM Total AUM Fee-Paying AUM Beginning of Period (October 1, 2020) $ 27,094 $ 22,796 $ 49,890 $ 6,639 $ 58,551 Contributions from CNYFPAUM 666 90 756 Contributions from New Capital Raised 626 325 951 Withdrawals — (583) (583) Distributions (469) (147) (616) Change in Market Value 79 1,673 1,752 Foreign Exchange, Other (157) (24) (181) End of Period Balance (December 31, 2020) $ $ 27,839 $ $ 24,130 $ $ 51,969 $ 7,057 $ 61,943 % Change 3% 6% 4% 6% 6 % Quarter Ended December 31, 2020 $mm Private Markets Strategies Absolute Return Strategies Total FPAUM Contracted Not Yet FPAUM Total AUM Fee-Paying AUM Beginning of Period (January 1, 2020) $ 26,477 $ 23,556 $ 50,033 $ 5,153 $ 57,746 Contributions from CNYFPAUM 2,027 308 2,335 Contributions from New Capital Raised 1,536 1,317 2,853 Withdrawals — (3,386) (3,386) Distributions (2,022) (256) (2,278) Change in Market Value (2) 2,721 2,719 Foreign Exchange, Other (177) (130) (307) End of Period Balance (December 31, 2020) $ 27,839 $ 24,130 $ 51,969 $ 7,057 $ 61,943 % Change 5% 2% 4% 37% 7 % Year Ended December 31, 2020

Management Fee Detail[1]

$000	Three Months Ended			Twelve Months Ended	
	Dec 31, 2019	Sept 30, 2020	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020
Management Fees					
Private Markets					
Specialized Funds	$ 12,622	$ 11,911	$ 11,678	$ 50,637	$ 45,727
Average Fee Rate[3]	*0.73 %*	*0.72 %*	*0.73 %*	*0.74 %*	*0.71 %*
Customized Separate Accounts	25,333	26,677	26,712	100,347	104,263
Average Fee Rate	*0.51 %*	*0.51 %*	*0.50 %*	*0.51 %*	*0.50 %*
Private Markets Management Fees	**37,955**	**38,588**	**38,390**	**150,984**	**149,990**
Average Fee Rate - Private Markets[3]	*0.56 %*	*0.56 %*	*0.55 %*	*0.56 %*	*0.55 %*
Absolute Return Strategies Management Fees	**40,012**	**37,517**	**38,807**	**167,023**	**152,349**
Average Fee Rate - Absolute Return Strategies (Management Fee Only)	*0.68 %*	*0.66 %*	*0.66 %*	*0.70 %*	*0.64 %*
Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run Rate Performance Fee at End of Period)[2]	*0.79 %*	*0.81 %*	*0.82 %*	*0.81 %*	*0.79 %*

1. Excludes fund reimbursement revenue of $3.0 million for the quarter ended December 31, 2019, $2.2 million for the quarter ended September 30, 2020, $2.4 million for the quarter ended December 31, 2020, $6.7 million for the year ended December 31, 2019 and $8.4 million for the year ended December 31, 2020.
2. The run rate on annual performance fees reflect a 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies. The metric is calculated as the actual management fees during the period, plus the run rate performance fee from the end of the period, divided by the average fee-paying AUM over the period
3. Average fee rate excludes effect of catch-up management fees

GCM GROSVENOR 32

Private Markets Strategies Performance Metrics – Realized and Partially Realized Investments

Strategy		Commitments	Contributions	Distributions	Current Value	Investment Net TVPI	Investment Net IRR	PME IRR	PME Index
Private Equity									
Primary Fund Investments[1]	$	10,605 $	11,631 $	18,365 $	2,160	1.76	13.8 %	9.6 %	S&P 500
Secondaries Investments[2]		314	184	228	62	1.57	19.9 %	9.4 %	S&P 500
Co-Investments/Direct Investments[3]		2,287	2,195	3,831	299	1.88	22.6 %	15.6 %	S&P 500
Infrastructure[4]		2,182	2,013	2,657	392	1.51	10.8 %	6.5 %	MSCI World Infrastructure
Real Estate[5]		262	291	472	13	1.67	21.8 %	12.3 %	FNERTR Index
ESG and Impact Strategies									
Diverse Managers[6]		1,132	1,236	1,961	302	1.83	24.0 %	13.8 %	S&P 500
Labor Impact Investments		0	0	0	0	n/a	n/a	n/a	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2020. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

(1) Excludes certain private markets credit fund investments outside of private equity programs.

(2) Reflects secondaries investments since 2014. In September 2014, GCM Grosvenor established a dedicated private equity secondaries vertical.

(3) Reflects co-investments/direct investments since 2009. In December 2008, GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy.

(4) Infrastructure investments exclude labor impact investments.

(5) Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy.

(6) Since 2007.

GCM GROSVENOR 33

Private Markets Strategies Performance Metrics – All Investments

Strategy	Commitments	Contributions	Distributions	Current Value	Investment Net TVPI	Investment Net IRR	PME IRR	PME Index
Private Equity								
Primary Fund Investments[1]	$ 20,403	$ 18,466	$ 21,420	$ 7,539	1.57	12.1 %	10.4 %	S&P 500
Secondary Investments[2]	1,165	847	376	659	1.22	11.7 %	11.3 %	S&P 500
Co-Investments/Direct Investments[3]	5,043	4,787	3,994	3,063	1.47	16.9 %	14.3 %	S&P 500
Infrastructure[4]	5,711	5,140	3,439	3,417	1.33	9.2 %	5.6 %	MSCI World Infrastructure
Real Estate[5]	1,891	1,399	841	835	1.2	10.7 %	5.6 %	FNERTR Index
Multi-Asset Class Programs	1,343	1,310	494	1,135	1.24	20.1 %	n/a	n/a
ESG and Impact Strategies								
Diverse Managers[6]	5,927	4,573	2,820	3,743	1.44	16.7 %	13.3 %	S&P 500
Labor Impact Investments	215	157	0	157	1	— %	(9.1)%	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2020. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

(1) Excludes certain private markets credit fund investments outside of private equity programs.

(2) Reflects secondaries investments since 2014. In September 2014, GCM Grosvenor established a dedicated private equity secondaries vertical.

(3) Reflects co-investments/direct investments since 2009. In December 2008, GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy.

(4) Infrastructure investments exclude labor impact investments.

(5) Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy.

(6) Since 2007.

GCM GROSVENOR 34

35 Absolute Return Strategies Performance Assets Under Management as of December 31, 2020 ($Bn) Year to Date Returns Ending December 31, 2020 Annualized Returns Since Inception Through December 31, 2020 Gross Net Gross Net Absolute Return Strategies (Overall) $ 25.2 13.67% 12.81% 7.28% 6.16 % GCMLP Diversified Multi-Strategy Composite $ 11.8 15.64% 14.74% 8.24% 6.86% 1. Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993.

Mosaic Overview and Update as of December 31, 2020

- In 2020, GCM Grosvenor formed Mosaic Acquisitions 2020, L.P. ("Mosaic"), a Cayman Limited Partnership
  - GCM Grosvenor is the general partner of the entity and controls the entity
  - In exchange for cash, GCM Grosvenor transferred i) capital interests in certain historical GCM Grosvenor funds, ii) rights to receive a percentage of "carried interest" from certain GCM Grosvenor funds, iii) an agreement to provide additional funding under certain circumstances up to a maximum amount[1]
  - A third-party investor is the limited partner of the entity and contributed cash for their partnership interests, including cash specifically designated to fund future capital contributions to GCM Grosvenor funds ("Mosaic cash")
  - Mosaic has no rights to any GCM Grosvenor management fees and has no rights to any carry associated with fundraising after 12/31/2019
- The third-party investor has a preferred return in Mosaic, after which GCM Grosvenor is entitled to all residual Mosaic economics
- GCM Grosvenor has the option to purchase the third party's interests in Mosaic for the greater of 1.3x MOIC or an amount that results in a 12% pre-tax IRR, whichever is higher (current comparison on the right)
  - All monies received by the limited partner reduce the option call price

Option call price is the greater of the following ($mm):	
Net call price at 1.30x MOIC	$ 174.2
Net call price at 12% pre-tax IRR	138.7

		As of 12/31/20 ($mm)
Net Purchase Price to Exercise Mosaic Call Right (as of December 31, 2020):[2]	$	174.2
Net Asset Value of Capital to be Acquired upon Exercise of Mosaic Call Right (as of December 31, 2020):		76.2
Net Purchase Price Less Net Asset Value of Capital		**98.0**
PF Mosaic LTM Carried Interest (as of December 31, 2020):[3]		13.6
Implied Multiple of (Net Purchase Price Less Net Asset Value of Capital) / (Mosaic LTM Carried Interest as of December 31, 2020) [3]		**7.2x**
Liquidation Value of Carried Interest to be Acquired upon Exercise of Mosaic Call Right (as of December 31, 2020):		114.3
Mosaic Carry Dollars at Work[4] (as of December 31, 2020):		422.7

1. Based on cash flow up to the relevant date, GCM Grosvenor made a payment of $4.9mm at 12/31/20, may be required to make payments up to a maximum amount of $7.5mm at 12/31/21, and $7.5mm at 12/31/22; all such payments reduce the option price dollar for dollar. GCM Grosvenor may also be required to fund up to $15mm for investments alongside other Limited Partners in GCM Grosvenor funds after the Mosaic cash has been fully deployed for that purpose; the interests in such investments would be included in the existing option agreement.
2. Based on a threshold equal to 130% of amounts contributed to Mosaic by the third-party investor less distributions received, net of $32.2mm of Mosaic cash. As of December 31, 2020, the purchase price to exercise the Mosaic Call Right based on a 12% pre-tax internal rate of return on amounts contributed to Mosaic by the third-party investor would have been $138.7mm, net of Mosaic cash. Upon any exercise of the Mosaic Call Right or the Mosaic Put Right (as defined below), the actual purchase price will be equal to the greater of the two alternatives.
3. The amount shown represents the redeemable noncontrolling interest had the transaction occurred on December 31, 2019 and included all tax carry attributable to the Mosaic interests from such time forward. Without such tax carry, the redeemable noncontrolling interest amount reflected in our financial statements for the twelve-month period ended December 31, 2020 is $7.8mm.
4. We define "Mosaic Carry Dollars at Work" as aggregate limited partner commitments to the relevant GCM Grosvenor fund in which Mosaic has an interest, multiplied by the percentage of carried interest provided for in the governing documents of the relevant fund, multiplied by Mosaic's share.

GCM GROSVENOR 36

37 Adjusted net income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted pre-tax income represents net income attributable to GCM Grosvenor Inc. including (a) net income attributable to GCMH, excluding (b) income taxes, (c) change in fair value of derivatives, (d) partnership interest-based and non-cash compensation, (e) unrealized investment income, and (f) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted net income represents adjusted pre-tax income minus income taxes, which represent corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all prior periods presented for comparability purposes Adjusted Earnings Per Share (“EPS”) is a non-GAAP measure that is calculated by dividing adjusted net income by adjusted shares outstanding. Adjusted shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc. Adjusted EBITDA is a non-GAAP measure which represents adjusted net income excluding (a) income taxes, (b) depreciation expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of Fund expense reimbursements. Adjusted fee-related earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. Adjusted fee-related earnings represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe adjusted fee-related earnings is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. Adjusted FRE Margin represents Adjusted FRE as a percentage of our management fee and other operating revenue, net of Fund expense reimbursements. Adjusted Revenue represents total operating revenues excluding reimbursement of expenses paid on behalf of GCM Funds and affiliates. Net incentive fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fee related compensation (b) carried interest attributable to noncontrolling interest holders. Net fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight revenues attributable to GCM Grosvenor. Net fees attributable to GCM Grosvenor represent total operating revenues fees excluding (a) reimbursement of expenses paid on behalf of GCM Funds and affiliates, (b) incentive fee related compensation and (c) carried interest attributable to noncontrolling interest holders. Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM") is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a scheduled ramp-in of total commitments Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

38 Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP ("LLLP" or "GCMH"), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. Transaction refers to the business combination announced August 3, 2020 and completed on November 17, 2020 through which CFAC merged with and into GCM Grosvenor Inc., ceasing the separate corporate existence of CFAC with GCM Grosvenor Inc. becoming the surviving corporation. Following the business combination, the financial statements of GCM Grosvenor Inc. will represent a continuation of the financial statements of GCM Grosvenor with the transaction being treated as the equivalent of GCM Grosvenor issuing stock for the net assets of GCM Grosvenor, Inc., accompanied by a recapitalization. CF Finance Acquisition Corp. (“CFAC”) (NASDAQ: CFFA) was a special purpose acquisition company sponsored by Cantor Fitzgerald, a leading global financial services firm. GCM Grosvenor Inc. was incorporated in Delaware as a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP, formed for the purpose of completing the Transaction. Pursuant to the Transaction, Grosvenor Capital Management Holdings, LLLP cancelled its shares in GCM Grosvenor Inc. no longer making GCM Grosvenor Inc. a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (continued)

39 Forward-Looking Statements This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the historical performance of our funds may not be indicative of our future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on our business; the variable nature of our revenues; competition in our industry; effects of domestic and foreign government regulation or compliance failures; operational risks and data security breaches; our ability to deal appropriately with conflicts of interest; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; and risks related to our ability to grow AUM and the performance of our investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus filed by GCM Grosvenor Inc. on December 15, 2020, pursuant to Rule 424(b)(3) and its other filings from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Disclaimer